Exhibit 99.1

Certification of Periodic Report

I, John Floisand, Chief Executive Officer of Rogue Wave Software, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
the annual report on Form 10-K of the Company for the fiscal year ended September 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 9, 2002

/s/ John Floisand
John Floisand Chairman of the Board and Chief Executive Officer